Exhibit 99.01

For Immediate Release	Investor Contact: Michael Neufeld
(903) 595-4139

Pegasi announces initial production results of its first horizontal well

Tyler, Texas, July 10, 2012/PrimeNewswire/ - Pegasi Energy Resources Corp. (OTCBB: PGSI) (the “Company”) is pleased to announce the initial production results of its first horizontal well in Cass County, Texas. The completion of the Morse Unit # 1-H involved hydraulic fracturing of the well’s 2,000 ft horizontal borehole in five stages. Baker Hughes field services performed the hydraulic fracturing operations in late June using their proprietary Frac-PointTM fracture completion system. The Company holds a 56% working interest in the well.

In its first five days of continuous production, the well produced a total of 1,404 Bbls of oil giving an average initial production rate of 281 Bbls of oil per day. The well has produced high quality, light, sweet oil with an API gravity greater than 40 degrees. There is associated gas production which has not been measured at this time.

CEO Michael Neufeld commented: ”We are very satisfied with the results of our first horizontal well. The results of the Morse prove that horizontal wells can produce high quality oil from the Bossier shale in the mature Rodessa oil field of East Texas. The results of the 5-stage fracture completion of the Morse give us great confidence in our proposed strategy for the further development of the Cornerstone Project which will involve drilling horizontal wells of 3,000 to 5,000 ft in length. On the basis of the Morse’s initial production results, we would expect these longer wells, which will be fractured in 15 to 25 stages, to achieve initial production rates of 840 to 1,400 Bbls of oil per day.”

About Pegasi Energy Resources Corporation

Pegasi Energy Resources Corporation is an organic growth-oriented independent oil and gas exploration and production company, headquartered in Tyler, Texas. Pegasi is focused on a repeatable, low geological risk, high potential project in the active East Texas oil and gas region. The company’s strategy is focused on establishing a portfolio of drilling opportunities to exploit undeveloped reserves to grow production, as well as undertaking exploration to grow future reserves. Additional information concerning Pegasi Energy is available at www.pegasienergy.com.

Forward-Looking Statements Disclosure

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as "anticipate," "believe," "forecast," "estimated" and "intend," among others. These forward-looking statements are based on the Company’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, history of losses; speculative nature of oil and natural gas exploration, particularly in the Rodessa Oil Field in East Texas on which the Company is focused; substantial capital requirements and ability to access additional capital; ability to meet the drilling schedule; changes in tax regulations applicable to the oil and natural gas industry; relationships with partners and service providers; ability to acquire additional leasehold interests or other oil and natural gas properties; defects in title to the Company's oil and natural gas interests; ability to manage growth in the Company's businesses; ability to control properties that the Company does not operate; lack of diversification; competition in the oil and natural gas industry; global financial conditions; oil and natural gas realized prices; ability to market and distribute oil and natural gas produced; seasonal weather conditions; and government regulation of the oil and natural gas industry, including potential regulations affecting hydraulic fracturing and environmental regulations such as climate change regulations. The Company does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the Annual Report on Form 10-K filed with the SEC on March 28, 2012 and future periodic reports filed with the Securities and Exchange Commission. All of the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date hereof.